Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-286732) on Form S-3 and the registration statements (Nos. 333-63307, 333-156358, 333-83332, 333-140366, 333-141657, 333-177019, 333-218563, 333-218566, 333-236617, 333-236618, 333-264637, 333-271471, 333-286729, and 333-286730) on Form S-8 of our reports dated November 17, 2025, with respect to the consolidated financial statements of MarineMax, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Tampa, Florida

November 17, 2025